UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)          January 17, 2006
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
On January 17, 2006, Park National Corporation (“Park”) issued a news release (the “News Release”) announcing earnings for the three months and twelve months ended December 31, 2005. A copy of the News Release is furnished as Exhibit 99.1 and incorporated by reference.
Section 7 — Regulation FD
Item 7.01 — Regulation FD Disclosure
As announced in the News Release, on January 17, 2006, the Park Board of Directors declared a regular cash dividend of $.92 per share, payable on March 10, 2006 to shareholders of record as of February 22, 2006. A copy of the News Release is furnished as Exhibit 99.1 and incorporated herein by reference.
Additionally, at their meeting on January 17, 2006, the Park Board of Directors called the 2006 Annual Meeting of Shareholders of Park National Corporation to be held on Monday, April 17, 2006, at 2:00 p.m., Eastern Time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio. The Park Board of Directors established February 22, 2006 as the record date for the determination of the shareholders of Park entitled to receive notice of, and to vote at, the 2006 Annual Meeting of Shareholders.
Section 9 — Financial Statements and Exhibits.
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 17, 2006.
The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: January 17, 2006	By:	/S/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated January 17, 2006
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on January 17, 2006

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